UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 28, 2007
Bookham, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-30684	20-1303994

(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

2584 Junction Avenue, San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (408) 383-1400

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On May 28, 2007, Bookham Technology plc (“Bookham Technology”), a wholly-owned subsidiary of Bookham, Inc. (the “Registrant”), entered into a compromise agreement (the “Agreement”) with Dr. Giorgio Anania. Dr. Anania served as the Registrant’s president and chief executive officer and as a director of the Registrant until February 13, 2007. Pursuant to the terms of the Agreement, the Registrant has agreed that it will pay Dr. Anania the following amounts:
•	normal salary and benefits through February 13, 2007, to the extent such amounts have not already been paid;

•	£264,000 pounds (approximately $523,090, based on an exchange rate of £1.00 to $1.9814, the noon buying rate on May 28, 2007 for cable transfers in foreign currencies as certified by the Federal Reserve Bank of New York (the “Exchange Rate”)), which amount was in lieu of the one-year advance notice requirements Bookham Technology had agreed to provide Dr. Anania pursuant to the Service Agreement dated July 23, 2001 between Bookham Technology and Dr. Anania in the event his employment was terminated;

•	£34,320 (approximately $68,002, based on the Exchange Rate) in connection with the vacation days Dr. Anania had accrued prior to his termination of employment; and

•	£66,000 (approximately $130,772, based on the Exchange Rate) as compensation for loss of employment.
     In addition, the Registrant’s Board of Directors has agreed that it will, in the exercise of its discretion, accelerate the vesting of 128,906 shares of the Registrant’s common stock subject to a restricted stock award granted to Dr. Anania. No other options or restricted stock held by Dr. Anania were accelerated nor were the exercise periods under his options. Pursuant to the Agreement, Bookham Technology and Dr. Anania confirm that Bookham Technology will reimburse Dr. Anania for certain costs he incurred in connection with the negotiation and preparation of the Agreement as well as for assistance he received in filing certain tax returns, which is estimated to be approximately $8,000 in total.
     Dr. Anania has agreed that the foregoing payments and the acceleration of the vesting of shares subject to the restricted stock award granted to Dr. Anania are in full and final settlement of all claims that he may have against Bookham Technology (or any entity affiliated with Bookham Technology) or any of its or their officers or employees, including claims arising out of his employment or the termination of his employment.
     On May 28, 2007, Dr. Anania delivered a letter to the Registrant and Bookham Technology pursuant to which Dr. Anania resigned as a director and officer of the Registrant and Bookham Technology and from all other offices he holds at the Registrant, Bookham Technology and any affiliated entities.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOKHAM, INC.
Date: June 1, 2007	By:	/s/ Stephen Abely
Stephen Abely
Chief Financial Officer